1 Media Contact: David Rubinger 404.502.1240 / david@rubinger.com Investor Relations Contact: David Black 404.266.4490 / david.black@statebt.com State Bank Announces Adjustment to 2012 Unaudited Financial Results ATLANTA, March 13, 2013 - State Bank Financial Corporation (NASDAQ: STBZ) (“State Bank”) today announced its plan to adjust its previously reported unaudited financial results for the year ended December 31, 2012. On January 30, 2013, State Bank filed a Form 8-K announcing unaudited financial results for the fourth quarter and the year ended December 31, 2012. State Bank subsequently identified necessary adjustments to the FDIC Receivable for Loss Share Agreements from reconsideration of valuation judgments on limited populations of both loans and other real estate owned that affected the December 31, 2012 unaudited balance of that receivable. The largest component of the adjustments to the FDIC Receivable concerned indemnification assets related to losses on other real estate owned where recoveries are also expected from guarantors as well as the FDIC. An unrelated adjustment resulted in an increase to unaudited accretion income on covered loans. State Bank expects these changes and their related tax effects to be reflected in the Form 10-K, to be filed on or before March 18, 2013. Based on the expected adjustments outlined in Table 1 of this press release, net income for the year ended December 31, 2012 will be $22.7 million, as opposed to the $28.9 million previously reported. Fully diluted earnings per share will be reduced to $.69 for the year ended December 31, 2012, from the $.88 previously reported. Likewise, net income for the fourth quarter of 2012 will be reduced to $3.2 million from the $9.3 million previously reported. Fully diluted earnings per share for the fourth quarter will be $.10, down from $.28 previously reported. Commenting on the change, Joe Evans, Chairman and CEO, said, “We take the integrity of public announcements seriously. The complexities of loss share administration and accounting are great and reliant upon a multitude of estimates developed in a compressed time frame, which adds risk to the earnings announcement process. We have improved the process and added to the resources dedicated to this task and are confident that these enhancements reduce this risk going forward. I remain extremely positive about both the overall profitability of our covered asset portfolio and the quality of the banking franchise we are building.”

2 About State Bank Financial Corporation and State Bank and Trust Company State Bank Financial Corporation (NASDAQ: STBZ) is the holding company for State Bank and Trust Company, one of Georgia's best-capitalized banks, with approximately $2.66 billion in assets as of December 31, 2012. State Bank has locations in Metro Atlanta and Middle Georgia. State Bank Financial Corporation is headquartered in Atlanta, Georgia and State Bank and Trust Company is headquartered in Macon, Georgia. State Bank was named the best performing community bank in the United States for 2011 by SNL Financial LC for banks between $500 million and $5 billion in assets. State Bank was also ranked fourth among the 195 banks in the $1 billion-to-$5 billion-asset category of Bank Director magazine's 2012 Bank Performance Scorecard, a ranking of U.S. publicly traded banks and thrifts based on 2011 calendar-year financials. To learn more about State Bank, visit www.statebt.com Cautionary Note Regarding Forward-Looking Statements Certain statements in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, and our expectations, and are thus prospective. Such forward- looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, unanticipated losses related to the integration of, and accounting for, acquired assets and assumed liabilities in our FDIC-assisted transactions, access to funding sources, greater than expected noninterest expenses, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward- looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

3 Table 1 Reconciliation of Changes (Unaudited) Form 8‐K Changes Form 10‐K (dollars in thousands, except per share amounts; numbers may not add due to rounding) filed January 30,  2013  to be filed by  March 18, 2013 Consolidated Statement of Financial Condition December 31, 2012 FDIC receivable for loss share agreements $367,927 ($12,602) $355,325 FHLB stock and other assets 77,550 (9,236) 68,314 Total assets $2,684,803 ($21,838) $2,662,965 Other liabilities $92,747 ($15,712) $77,035 Total shareholders' equity 436,342 (6,126) 430,216 Total liabilities and shareholders' equity $2,684,803 ($21,838) $2,662,965 Consolidated Statement of Income Full Year 2012 Accretion income on covered loans $100,850 $1,563 $102,413 (Amortization)/accretion of FDIC receivable for loss share agreements (21,508) (11,061) (32,569) Income before income taxes 44,662 (9,498) 35,164 Income tax expense 15,794 (3,372) 12,422 Net Income $28,868 ($6,126) $22,742 Per Share Amounts Basic net income per share .91 (.19) .72 Diluted net income per share .88 (.19) .69 4Q 2012 Accretion income on covered loans $26,276 $1,563 $27,839 (Amortization)/accretion of FDIC receivable for loss share agreements (4,199) (11,061) (15,260) Income before income taxes 14,131 (9,498) 4,633 Income tax expense 4,790 (3,372) 1,418 Net Income $9,341 ($6,126) $3,215 Per Share Amounts Basic net income per share .29 (.19) .10 Diluted net income per share .28 (.19) .10